FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made and entered into as of the 8th day of July, 2020, by and between HPBB1, LLC, a Georgia limited liability company (“Seller”), and BBHQ1, LLC, a Delaware limited liability company, and its permitted assigns (“Purchaser”).
W I T N E S S E T H:
WHEREAS, Purchaser and Seller are parties to that certain Purchase and Sale Agreement dated June 17, 2020 (as hereby amended, the “Agreement”), with respect to that certain tract or parcel of land and the improvements thereon situated in Berkeley County, South Carolina, as more particularly described and depicted in the Agreement; and
WHEREAS, Purchaser and Seller desire to modify the Agreement as described below.
NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:
1.    Recital; Terms. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized and defined terms and phrases shall have the meanings as set forth in the Agreement unless otherwise provided herein.

2.    Inspection Period. The “Inspection Period”, as defined in Section 4.2 of the Agreement, is hereby amended to be the period commencing on the Effective Date and ending at 5:00 p.m. (Charleston, South Carolina local time) on July 21, 2020.

3.    Closing Date. The “Closing Date”, as defined in Section 11.1 of the Agreement, is hereby amended to be the date that is the later of (i) the tenth (10th) Business Day after the date of the expiration of the Inspection Period, and (ii) the fifth (5th) Business Day after the date that Lender Consent is received. For the avoidance of doubt, the foregoing amendment shall not change the Outside Closing Date described in Section 11.1 of the Agreement, which remains December 14, 2020.

4.    Conflicts; Ratification; Counterparts. In the event of any conflict between the terms of this First Amendment and the terms of the Agreement, the terms of this First Amendment shall control. Except as expressly modified hereby, the Agreement shall remain unamended and in full force and effect and is hereby ratified and confirmed by the parties hereto. Purchaser and Seller agree to accept this First Amendment as fully executed upon receipt of counterpart signatures via facsimile or email. Further, the parties agree that signatures by DocuSign, Sign-n-Send or other similar electronic signing software will be deemed to be originals. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall, together, constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

Seller:

HPBB1, LLC,
a Georgia limited liability company

By:	/s/ John R. Holder
John R. Holder, President

Purchaser:

BBHQ1, LLC,
a Delaware limited liability company

By:	/s/ Jon W. Olson
Jon W. Olson, Secretary

Consented to by:

BLACKBAUD, INC., a Delaware corporation

By:	/s/ Jon W. Olson
Name:	Jon W. Olson
Title:	Sr. Vice President & General Counsel

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